Exhibit 99.1

Tesoro Announces Expected Closing Date for Western Refining Acquisition and Election Deadline

SAN ANTONIO, TEXAS — May 24, 2017 — Tesoro Corporation (NYSE: TSO) today announced that the waiting period applicable to its proposed acquisition of Western Refining pursuant to the Hart Scott Rodino (HSR) Act has terminated. This satisfies one of the final conditions to the closing of the pending acquisition. Tesoro therefore expects the closing of the acquisition to occur on June 1, 2017, subject to the satisfaction or waiver of the remaining customary conditions to closing.

ANNOUNCEMENT OF THE ELECTION DEADLINE
In light of the expected closing of Tesoro’s acquisition of Western Refining, Tesoro, with the consent of Western Refining, hereby publicly announces that the “Election Deadline” (as defined in the election materials previously provided to Western Refining stockholders of record and in the Agreement and Plan of Merger, dated as of November 16, 2016, by and among Tesoro, Western Refining, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC) for stockholders of record of Western Refining to make their elections with respect to the merger consideration payable upon the closing of Tesoro’s acquisition of Western Refining shall be 5:00 p.m. Eastern Time on May 30, 2017, unless otherwise extended by Tesoro by subsequent public announcement. Western Refining stockholders who hold their shares through a bank, broker or other nominee may be subject to an earlier deadline than the Election Deadline for making their elections, based on the instructions of their brokers, banks or other nominees. Western Refining stockholders bear the risk of ensuring proper and timely delivery of their election materials.

Western Refining stockholders of record with questions regarding the election process should contact Innisfree M&A Incorporated, who is the information agent for the election, toll-free at 1-888-750-5834 or collect at 1-212-750-5833 as soon as possible. Western Refining stockholders holding shares of Western Refining in street name should contact their broker, bank or other nominee with questions regarding the election process.

About Tesoro Corporation
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of over 895,000 barrels per day and ownership in a logistics business, which includes interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,500 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline(TM), Rebel(TM) and Tesoro® brands.

Contact:
Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

FORWARD LOOKING STATEMENTS
This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition by Tesoro of Western Refining, synergies and the shareholder value to result from the combined company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed acquisition, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the acquisition, the risk that the parties may not be able to satisfy the conditions to the proposed acquisition in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed acquisition, the risk that any announcements relating to the proposed acquisition could have adverse effects on the market price of Tesoro’s common stock or Western Refining’s common stock, the risk that the proposed acquisition and its announcement could have an adverse effect on the ability of Tesoro and Western to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend Tesoro may pay, and other factors. All such factors are difficult to predict and are beyond Tesoro’s control, including those detailed in Tesoro’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on its website at http://www.tsocorp.com and on the SEC’s website at http://www.sec.gov, and those detailed in Western Refining’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Western Refining’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. Tesoro’s and Western Refining’s forward-looking statements are based on assumptions that Tesoro and Western Refining believe to be reasonable but that may not prove to be accurate. Tesoro and Western Refining undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

No Offer or Solicitation:
This communication relates to a proposed business combination between Western Refining and Tesoro. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:
In connection with the proposed transaction, Tesoro has filed with the SEC, and the SEC has declared effective, a registration statement on Form S-4 (Reg. No. 333-215080 ), containing a joint proxy statement/prospectus of Tesoro and Western, which proxy statement/prospectus was first mailed to Tesoro and Western stockholders on February 17, 2017. This communication is not a substitute for the registration statement, proxy statement/prospectus or any other documents that Tesoro or Western may file with the SEC or send to stockholders in connection with the proposed transaction. STOCKHOLDERS OF TESORO AND WESTERN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Tesoro will be made available free of charge on Tesoro’s website at http://www.tsocorp.com or by contacting Tesoro’s Investor Relations Department by phone at 210-626-6000. Copies of documents filed with the SEC by Western will be made available free of charge on Western’s website at http://www.wnr.com or by contacting Western’s Investor Relations Department by phone at 602-286-1530 or 602-286-1533.